Exhibit 99.1

CORRECTION — Universal Travel Group

In the news release, "Universal Travel Group Announces Fourth Quarter and Full Year 2009 Results" issued on March 5 by Universal Travel Group (NYSE:UTA - News) over PR Newswire Asia, we are advised by the Company that the first paragraph under the section titled, "Fourth Quarter 2009 Financial Results" should read "Revenue for the three months ended December 31, 2009, was $34.2 million compared to $29.4 million for the same period in 2008, an increase of approximately 16.1%. Revenue generated by the air cargo agency segment for the three months ended December 31, 2008 was $2.4 million. Excluding this segment, revenue generated from the current three segments was $27 million, a year-over-year increase of 26.6%." rather than what was originally issued inadvertently. Full correct release follows:

Universal Travel Group Announces Fourth Quarter and Full Year 2009 Results

SHENZHEN, China, March 5 /PRNewswire-Asia-FirstCall/ — Universal Travel Group (NYSE:UTA - News) ("Universal Travel Group" or the "Company"), a growing travel services provider in China offering package tours, air ticketing, and hotel reservation services online and via customer service representatives, today announced financial results for the fourth quarter and full year ended December 31, 2009.

Fourth Quarter 2009 Highlights
—	Revenue increased 16.1% year-over-year to $34.2 million
—	Gross profit increased 1.3% year-over-year to $10.1 million
—	Gross margin was 29.5%, compared to 33.8% in the prior year period
—	Income from operations was $7.5 million, compared to $8.2 million in the prior year period
—
Adjusted income from operations, which excludes the effect of non-cash charges related to stock-based compensation of $0.4 million, was $7.9 million, compared to $8.2 million in the prior year period(*)

—	GAAP net income from continuing operations was $5.2 million or $0.32per diluted share, compared to $6.3 million or $0.44 per diluted share in the prior year period
—
Adjusted net income from continuing operations, which excludes the effect of non-cash charges related to the change in fair value of derivative liabilities of $0.3 million and stock-based compensation of $0.4 million, was $5.9 million, or $0.36 per diluted share, compared to $6.4 million, or $0.44 per diluted share, in the prior year period(*)

Full Year 2009 Highlights
—	Revenue increased 48.7% year-over-year to $97.9 million
—	Gross profit increased 43.8% year-over-year to $32.4 million
—	Gross margin was 33.1%, compared to 34.2% last year

—	GAAP income from operations increased 34.9% year-over-year to $24.2 million
—	Adjusted income from operations, which excludes the effect of non-cash charges related to stock-based compensation of $1.2 million, increased 39.7% year-over-year to $25.3 million(*)
—	GAAP net income from continuing operations was $11.3 million or $0.74 per diluted share, compared to $13.8 million or $1.07 per diluted share last year
—
Adjusted net income from continuing operations, which excludes the effect of non-cash charges related to the change in fair value of derivative liabilities of $6.8 million and stock-based compensation of $1.2 million, was $19.3 million, or $1.26 per diluted share, an increase of 38.1% compared to $14.0 million, or $1.09 per diluted share last year(*)

"Our fourth quarter and full year results reflect strong organic revenue growth," said Ms. Jiangping Jiang, Chairwoman and Chief Executive Officer. "The greatest impact to our financial performance is from the growth of our business volume, since the average prices of our travel products and commission rates were stable, and some of them even decreased slightly during 2009. Our revenue growth reflects the continued development of the domestic tourism market in China and the strength of our operating platform. Universal Travel has a strong product portfolio, broad geographic coverage and a brand awareness that enable us to continue to expand our network of customers and remain at the forefront of the growing China travel market."

Fourth Quarter 2009 Financial Results

Revenue for the three months ended December 31, 2009, was $34.2 million compared to $29.4 million for the same period in 2008, an increase of approximately 16.1%. Revenue generated by the air cargo agency segment for the three months ended December 31, 2008 was $2.4 million. Excluding this segment, revenue generated from the current three segments was $27 million, a year-over-year increase of 26.6%.

Revenue from air-ticketing was $6.6 million, compared to $5.1 million for the same period last year, an increase of 29.6%. This increase was mainly due to the increased demand for air passenger transportation.

Revenue generated by the Company's hotel reservation segment was $4.0 million compared to $3.8 million for the same period in 2008, an increase of 5.5%. This increase was due to the successful integration of the various business segments of the Company.

Revenue generated by package tours was $23.6 million compared to $18.2 million for the same period in 2008, an increase of 30.0%. This increase was primarily due to the increase in tourism demand and successful integration of the Company's various business segments and marketing channels.

Gross profit was $10.1 million compared to $9.9 million for three months ended December 31, 2008, an increase of 1.3%. Gross profit margin for the fourth quarter of 2009 was 29.5% compared to 33.8% for the same period last year. The decrease in gross profit margin was primarily because the packaged tour business, which has a lower profit margin due to the way revenues are recognized, constituted a higher percentage of the Company's total revenues than during the prior year period.

Selling, general and administrative ("SG&A") expenses totaled $2.5 million compared to $1.7 million for the same period last year, an increase of 45.1%. The SG&A expenses were 7.4% of revenue for the three months ended December 31, 2009, compared to 5.9% for the same period last year. The increase in percentage was primarily due to higher amortization expenses related to the Company's employee stock incentive plan, higher marketing and rent expenses to support the increased sales volume, and additional professional fees.

Income from operations was $7.5 million compared to $8.2 million in the same period last year. The Company incurred non-cash charges related to stock-based compensation of $0.4 million in the fourth quarter of 2009 compared to $0.1 million in the prior year period. Excluding these non-cash charges, the Company's adjusted income from operations was $7.9 million for the fourth quarter of 2009, compared to $8.2 million in the prior year period. Adjusted operating margin was 23.1%(*).

Net income from continuing operations was $5.2 million, or $0.32 per diluted share, compared to $6.3 million, or $0.44 per diluted share, for the same period last year. Excluding the effect of non-cash charges related to the change in fair value of derivative liabilities of $0.3 million and stock-based compensation of $0.4 million, the Company's adjusted net income from continuing operations was $5.9 million, or $0.36 per diluted share, compared to $6.4 million, or $0.44 per diluted share, in the fourth quarter of 2008(*).

Full Year 2009 Financial Results

Revenue for full year 2009 was $97.9 million compared to $65.8 million in 2008, an increase of 48.7%. Revenue from air-ticketing was $17.5 million compared to $12.3 million last year, an increase of 42.0%. Revenue generated by the hotel reservation segment was $13.0 million compared to $8.3 million last year, an increase of 56.4%. Revenue generated by package tours was $67.3 million compared to $45.1 million last year, an increase of 49.1%.

Gross profit was $32.4 million compared to $22.5 million for full year 2008, an increase of 43.8%. Gross profit margin for the full year of 2009 was 33.1% compared to 34.2% last year.

SG&A expenses totaled $8.2 million compared to $4.6 million last year, an increase of 78.7%. SG&A expenses were 8.4% of revenue compared to 7.0% last year.

Income from operations increased 34.9% to $24.2 million from $17.9 million in the full year 2008. The Company incurred non-cash charges related to stock- based compensation in the full year 2009 of $1.2 million compared to $0.2 million last year.

Excluding these non-cash charge, the Company's adjusted income from operations would be $25.3 million for the full year 2009, an increase of 39.7% from last year. Adjusted operating margin was 25.8%(*).

Net income from continuing operations was $11.3 million compared to $13.8 million last year. The Company incurred non-cash charges related to the change in fair value of derivative liabilities of $6.8 million and stock-based compensation of $1.2 million in the full year 2009. Excluding these non-cash charges, adjusted net income from continuing operations would be $19.3 million, or $1.26 per fully diluted share, an increase of 38.1% from $14.0 million, or $1.09 per diluted share, in the full year 2008(*).

(*) See Table 1 for a reconciliation of operating income, net income and EPS to exclude non-cash charges related to the change in fair value of derivative liabilities and stock-based compensation.

Financial Condition

Cash and cash equivalents were $36.7 million as of December 31, 2009. Current assets and current liabilities as of December 31, 2009, were $70.5 million and $6.3 million, respectively, yielding working capital of $64.2 million. The Company has no long-term debt. For the year ended December 31, 2009, net cash provided by operating activities was $11.5 million.

Recent Developments
—
In January 2010, the Company entered into a Letter of Intent to acquire Zhengzhou Yulongkang Travel Service Company for RMB 39 million (approximately $5.7 million), 90% of which to be paid in cash and 10% of the purchase consideration in shares of the Company's common stock.

—
In January 2010, the Company entered into a Letter of Intent to acquire Hebei Tianyuan Travel Agency for RMB 29 million (approximately $4.2 million), 80% of which shall be paid in cash and 20% of the consideration in shares of the Company's common stock.

—
In December 2009, the Company entered into a Letter of Intent to acquire Huangshan Holiday Travel Service Company for RMB 20 million (approximately $2.9 million), 80% of which shall be paid in cash and 20% in shares of the Company's common stock.

—
In December 2009, the Company entered into definitive subscription agreements to sell to institutional investors an aggregate of 2,222,222 shares of its common stock at a price of $9.00 per share for gross proceeds of approximately $20.0 million. The net proceeds of the financing are being used for acquisitions and working capital. The sale of the common stock closed on December 15, 2009.

Business Outlook

Universal Travel Group expects to continue to capitalize on the fast growing China travel market through organic growth and strategic acquisitions. The Company's business in the Pearl River Delta region continues to grow and its expansion into the Chongqing Delta region is on track. In addition, the Company has made significant progress identifying acquisition targets that it believes will help Universal Travel achieve its goal of further expanding its geographic footprint into additional regions of China. Following its $20 million financing in December of last year, the Company announced its intention to acquire travel businesses in Anhui Province, Hebei Province, and Henan Province. Universal Travel plans to integrate and further expand these businesses in 2010.

Universal Travel Group is also planning a nationwide rollout of the TRIPEASY Travel Service Kiosks (the "Kiosks") within the next two years. In 2010, the Company plans to roll out an additional 1,400 Kiosks in certain selected cities in China. (By the end of 2009, Universal Travel Group had 623 Kiosks in place to serve its customers.) The Kiosks will enable customers to make travel related inquiries and book their travel without a computer or an internet connection. The Company will promote the Kiosks via local media such as newspapers, billboards and internet ads, including its own award-winning website, http://www.cnutg.com , as well as other related websites, which in turn will further the Company's brand recognition. The Company expects the Kiosks themselves to provide a strong media platform to strengthen Universal Travel Group's franchise.

Ms. Jiang commented, "We our optimistic about our business prospects. The travel market in China continues to show robust growth. We expect to see increasing sales and strong financial performance in 2010 as we integrate our recently announced acquisitions and as our comprehensive marketing initiatives continue to demonstrate positive results. In addition, the TRIPEASY Kiosks, which have shown promising results to date, will serve, together with our website and call center, to further integrate our air ticket sales, hotel room sales, and packaged tours businesses."

For the full year 2010, Universal Travel Group expects to achieve an organic growth rate of approximately 20% for revenues and net income.

Use of Adjusted Financial Measures

GAAP results for the three and twelve months ended December 31, 2009 include non-cash charges related to the change in fair value of derivative liabilities and stock-based compensation. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided adjusted financial information excluding the impact of these items in this release. It is a departure of US GAAP, however, the Company's management believes that this adjusted measure provides investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies.

Conference Call Information

The Company will host a conference call at 9:00 a.m. ET on Monday, March 8, 2010, to discuss the Company's financial results for the fourth quarter and full year 2009. To participate in the call, please dial +1 (877) 779-7834 five minutes prior to the start time (to allow time for registration) and reference conference ID number 59112684. International callers should dial +1 (706) 902-2087.

A replay of the call will be available for 14 days beginning Monday, March 8, 2010, at 12:00 p.m. Eastern Time. To listen to the replay, dial +1 (800) 642-1687 and enter the conference ID number 59112684. International callers should dial +1 (706) 645-9291. An audio recording will also be available on the company's website at http://us.cnutg.com ..

About Universal Travel Group

Universal Travel Group is a leading travel service provider in China offering packaged tours, air ticketing, and hotel reservation services via the Internet and customer service representatives. The Company also operates TRIPEASY Kiosks, which are placed in shopping malls, office buildings, residential apartment buildings, and tourist sites. These kiosks are designed for travel booking with credit and bank cards, and serve as an advertising platform for Universal Travel Group. The Company's headquarters and main base of operations is located in Shenzhen in the Pearl River Delta region of China. More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country. For more information on the Company, please visit http://us.cnutg.com ..

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are "forward-looking statements". Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company's ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

Company Contact:

Universal Travel Group
Mr. Jing Xie
Secretary of Board and Vice President
Phone: +86-755-8366-8489
Email: 06@cnutg.cn
Web:   http://us.cnutg.com

Investor Relations Contact:

CCG Investor Relations
Mr. Athan Dounis, Account Manager
Phone: +1-646-213-1916
Email: athan.dounis@ccgir.com

Mr. Crocker Coulson, President
Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Web:   http://www.ccgirasia.com

UNIVERSAL TRAVEL GROUP

RECONCILIATION OF ADJUSTED NET INCOME AND DILUTED EPS FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

	Three Months Ended December 31, 2009		Three Months Ended December 31, 2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	$5,867,042	$0.36	$6,378,080	$0.44
Stock-based compensation	$353,346	$0.02	$51,786	$0.00
Change in fair value of derivative liabilities	$278,215	$0.02	-	$0.00
GAAP amount per consolidated statement of income	$5,235,481	$0.32	$6,326,294	$0.44
Weighted average number of shares - diluted	16,187,323		14,344,442

	Twelve Months Ended December 31, 2009		Twelve Months Ended December 31, 2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	$19,324,115	$1.26	$13,989,316	$1.09
Stock-based compensation	$1,154,408	$0.08	$207,588	$0.02
Change in fair value of derivative liabilities	$6,832,186	$0.45	-	$0.00
GAAP amount per consolidated statement of income	$11,337,521	$0.74	$13,781,728	$1.07
Weighted average number of shares - diluted	15,318,460		12,854,051

RECONCILIATION OF ADJUSTED INCOME FROM OPERATIONS
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

	Threee Months Ended December 31, 2009	Three Months Ended December 31, 2008
	Operating Income	Operating Income
Adjusted Amount	$7,886,773	$8,240,582
Stock-based compensation	$355,346	$51,786
GAAP amount per consolidated statement of income	$7,531,427	$8,188,796

	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
	Operating Income	Operating Income
Adjusted Amount	$25,322,955	$18,124,697
Stock-based compensation	$1,154,408	$207,588
GAAP amount per consolidated statement of income	$24,168,547	$17,917,109

UNIVERSAL TRAVEL GROUP
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	12/31/2009	12/31/2008
		Restated
Assets
Cash and cash equivalents	$36,677,422	$15,720,182
Accounts receivable, net	17,321,174	8,991,849
Other receivables and deposits, net	257,907	62,547
Trade deposits	9,775,735	6,571,164
Advances	440,063	438,468
Escrow deposits	-	762,800
Prepaid expenses	216,727	312,409
Note receivable	1,711,392	-
Acquisition Deposits	4,077,921	-
Current assets held of discontinued operations	-	2,459,777
Total Current Assets	70,478,341	35,319,196

Property, plant & equipment, net	4,992,677	242,648
Intangible assets	339,240	307,335
Goodwill	9,896,270	9,896,270
Non-current assets held of discontinued operations	-	3,661,231
	15,228,187	14,107,484

Total Assets	$85,706,528	$49,426,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,615,730	$1,691,689
Customer deposits	2,000,117	1,039,942
Income tax payable	1,654,475	1,731,246
Current liabilities held of discontinued operations	-	562,931
Total Current Liabilities	6,270,322	5,025,808

Derivative liability	1,815,319	-

Total liabilities	8,085,641	5,025,808

Stockholders' Equity
Common stock, $.001 par value, 70,000,000 shares authorized, 16,714,457 and 13,873,969 issued and outstanding at December 31, 2009 2008, respectively	16,714	13,873
Additional paid in capital	37,671,645	15,861,116
Other comprehensive income	1,645,133	1,520,166
Statutory reserve	372,144	372,144
Retained earnings	37,915,251	26,633,573
Total Stockholders' Equity	77,620,887	44,400,872
Total Liabilities and Stockholders' Equity	$85,706,528	$49,426,680

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE YEARS ENDED DECEMBER 31,

	2009	2008	2007
		(Restated)	(Restated)
Gross revenues,	$97,875,552	$65,821,838	$32,555,580
Cost of services	65,502,426	43,312,826	20,610,777
Gross Profit	32,373,126	22,509,012	11,944,803

Selling, general and administrative expenses	8,204,579	4,591,903	2,740,857

Income from operations	2,4168,547	17,917,109	9,203,946

Other income (expense)
Other expense	(87,853)	-	-
Loss on disposal of assets	(1,594)	(1,105)	-
Other income	11,431	8,402	25,105
Loss on change of fair value of derivative liabilities	(6,832,186)	-	-
Interest income	58,124	37,099	2,385
Interest expense	-)	(106,163)	(80,847)
Total other income (expense)	(6,852,078)	(61,767)	(53,356)
Income before income taxes–continuing operations	17,316,469	17,855,342	9,150,589

Provision for income taxes	5,978,948	4,073,614	1,641,950
Net income – continuing operations	11,337,521	13,781,728	7,508,639

Income from discontinued operations	177,975	750,449	1,187,254
Loss on disposition of discontinued operations	(770,595)
Net (loss) income from discontinued operation	(592,620)	750,449	1,187,254

Net Income	10,744,901	14,532,177	8,695,894

Net income per common share – continuing operations
Basic	$0 .80	$1.07	$0.67
Diluted	$0 .74	$1.07	$0.67
Net income per common share – discontinued operations
Basic	$(0.04)	$.06	$0.11
Diluted	$(0.04)	$.06	$0.11
Weighted average common shares outstanding
Basic	14,121,542	12,854,051	11,209,839
Diluted	15,318,460	12,854,051	11,209,839
Net income	$10,744,901	$14,532,177	$8,695,894
Other comprehensive income-foreign currency Translation	124,967	975,002	441,353
Comprehensive income	10,869,868	15,507,179	9,137,247

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE YEARS ENDED DECEMBER 31,

	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$10,744,901	$14,532,177	$8,695,894
Add (deduct):
Net loss (income from discontinued operations	592,620	(750,449)	(1,187,254)
Income from continuing operations	11,337,521	13,781,728	7,508,640
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	813,272	61,737	82,074
Provision for doubtful accounts	204,788	137,024	42,900
Stock based compensation	1,154,409	207,588	945,903
Loss on change in fair value of derivative liabilities	6,832,186	-	-
Loss on asset disposal	1,594	1,105	-
(Increase) / decrease in assets:
Accounts receivable	(8,523,007)	(5,242,516)	(298,560)
Other receivable	(195,360)	1,090,398	(491,788)
Advances	(1,595)	178,393	1,214,697
Due from shareholder	-	1,444,818	496,287
Prepaid expenses	95,682	(304,111)	26,829
Trade deposits	(3,204,571)	(3,920,420)	(1,177,822)
Escrow deposits	762,800	(762,800)	-
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	924,041	(1,319,797)	(2,093,977)
Customer deposits	960,175	(92,943)	309,251
Income tax payable	(76,771)	1,139,224	24,685
Net cash provided by continuing operations	11,085,164	6,399,428	6,589,119
Net cash provided by discontinued operations	435,259	111,418	284,229
Net cash provided by operating activities	11,520,423	6,510,846	6,873,348

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property & equipment	(5,300,678)	(192,436)	(57,930)
Purchase of intangibles	(296,264)	(316,106)	-
Proceeds from collection of notes	1,062,019	-	-
Proceeds from asset disposals	-	663	-
Acquisition deposits	(4,077,921)	1,453,050	1,428,773
Paid for acquisition – net of cash acquired	-	-	(10,008,642)
Net cash (used in) provided by continuing operations	(8,612,844)	945,171	(8,637,799)
Net cash (used in) provided by discontinued operations	(1,035,125)	-	-
Net cash (used in) provided by Investing activities	(9,647,969)	945,171	(8,637,799)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments)Proceeds of bank loan	-	(1,288,554)	1,288,554
Proceeds of equity financing	18,950,249	7,712,494	-
Proceeds of warrant exercise	9,570	-	-
Note payable – others	-	(1,576,750)	1,576,750
Net cash provided by financing activities	18,959,819	4,847,190	2,865,304
Effect of exchange rate changes on cash and cash equivalents	124,967	975,002	297,565

Net change in cash and cash equivalents	20,957,240	13,278,209	1,398,418
Cash and cash equivalents, beginning balance	15,720,182	2,441,973	1,043,555
Cash and cash equivalents, ending balance	$36,677,422	$15,720,182	$2,441,973

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest payments	$-	$106,163	$80,847
Income taxes	$6,055,719	$3,181,245	$1,450,924
Other non-cash transactions
Purchased goodwill	$-	$-	$(13,526,809)
Fair value of assets purchased less cash acquired	-	-	(2,178,333)
Acquisition financed with stock issuance	-	-	5,696,500
Acquisition paid for with cash – net of acquired	$-	$-	$(10,008,642)

Net assets sold of discontinued operations	$1,659,292
Goodwill attributable to sold discontinued operations	3,630,539
Notes received on disposition	(2,773,411)

Fair value of treasury stock received	(2,780,950)
Loss on pisposition	(770,595)
Net cash of discontinued operations	$(1,035,125)

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE THREE YEARS ENDED DECEMBER 31, 2009, 2008, and 2007

	Common Stock		Additional Paid In	Other Comprehensive	Retained	Statutory	Total Stockholders’
	Shares	Amount	Capital	Income	Earnings	Reserve	Equity

Balance December 31, 2008	13,873,969	$13,873	$15,861,116	$1,520,166	$26,633,573	$372,144	$44,400,872
Restated
Cumulative effect of a change in accounting principle-adoption of EITF 07-05 effective January 1, 2009			(2,091,738)		536,777		(1,554,961)
Foreign currency translation adjustments				124,967			124,967
Stock based compensation – Net of warrants exercise	41,120	42	1,154,367				1,154,409
Fair market value Of treasury stock received and retired	(238,095)	(239)	(2,780,711)				(2,780,950)
Warrants exercised	811,941	813	6,571,017				6,571,830
Options exercised	3,300	3	9,567				9,570
Stock Subscription	2,222,222	2,222	18,948,027				18,950,249
Income for the year ended December 31, 2009					10,744,901		10,744,901

Balance December 31, 2009	16,714,457	16,714	37,671,645	1,645,133	37,915,251	372,144	77,620,887

Balance December 31, 2007	12,270,326	12,269	8,626,075	545,164	12,101,396	372,144	21,657,048
Restated
Foreign currency translation adjustments				975,002			975,002
Forfeited options			(683,437)				(683,437)
Stock based compensation			207,588				207,588
Equity financings	74,074	74	599,920				599,994
Equity financings	1,529,569	1,530	7,110,970				7,112,500
Income for the year ended December 31, 2008					14,532,177		14,532,177

Balance December 31, 2008	13,873,969	13,873	15,861,116	1,520,166	26,633,573	372,144	44,400,872

Balance December 31, 2006	10,150,000	10,150	352,313	103,811	3,442,473	-	3,908,747
Restated
Stock paid for acquisition	863,659	863	5,695,637				5,696,500
Foreign currency translation adjustments				441,353			441,353
Stock based compensation	1,256,667	1,256	1,582,144				1,583,400
Warrants issued			995,981				995,981
Reflect acquisition						335,173	335,173
Transfer to statutory reserve					(36,971)	36,971	-
Income for the year ended December 31, 2007					8,695,894		8,695,894

Balance December 31, 2007	12,270,326	$12,269	$8,626,075	$545,164	$12,101,396	$372,144	$21,657,048